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                                 EXHIBIT m.(iv)

     Amendment Number 3 to Rule 12b-1 Distribution Plan for Class IB Shares
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                              AMENDMENT NUMBER 3 TO
                RULE 12b-1 DISTRIBUTION PLAN FOR CLASS IB SHARES


         Pursuant to the Rule 12b-1 Distribution Plan for Class IB Shares between Hartford Series Fund, Inc. and Hartford Securities Distribution Company, Inc. dated January 22, 1998, as amended (the "Distribution Plan"), Hartford Global Communications HLS Fund, Hartford Global Financial Services HLS Fund and Hartford Growth HLS Fund are hereby included as additional Funds. All provisions in the Distribution Plan shall also apply to Hartford Global Communications HLS Fund, Hartford Global Financial Services HLS Fund and Hartford Growth HLS Fund.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 26th day of December, 2000.


                                HARTFORD SERIES FUND, INC.
                                on behalf of:
                                Hartford Global Communications HLS Fund
                                Hartford Global Financial Services HLS Fund
                                Hartford Growth HLS Fund


                                By:  /s/ David M. Znamierowski
                                     -----------------------------------------
                                         David M. Znamierowski
                                         President



                                Hartford Securities Distribution Company, Inc.


                                By:  /s/ Peter W. Cummins
                                     -----------------------------------------
                                         Peter W. Cummins
                                         Senior Vice President